SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                           FORM 8-K

                       CURRENT REPORT
             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
                    February 13, 2003
                    -----------------

                       A.P. PHARMA, INC.
         -----------------------------------------------------
        (Exact name of Registrant as specified in its charter)


       DELAWARE                 1-16109                94-2875566
----------------------------    -----------   -------------------
(State or other jurisdiction   (Commission          (IRS Employer
      of incorporation)        File Number)   Identification No.)


           123 SAGINAW DRIVE, REDWOOD CITY, CALIFORNIA  94063
          ----------------------------------------------------
          (Address of principal executive offices)  (Zip code)

         Registrant's telephone number, including area code:
                        (650) 366-2626
                        --------------

                               N/A
  -------------------------------------------------------------
  (Former Name or Former Address, if Changed Since Last Report)




                INFORMATION TO BE INCLUDED IN THE REPORT
                ----------------------------------------

ITEM 2.  Acquisition or Disposition of Assets.

On February 13, 2003 A.P. Pharma, Inc. (the "Registrant") completed the sale of the assets of its wholly-owned subsidiary, APS Analytical Standards, Inc. (the "Seller") to GFS Chemicals, Inc., a private company based in Columbus, Ohio (the "Buyer") pursuant to the Asset Purchase Agreement by and among the Seller, the Buyer and the Registrant dated as of February 13, 2003. In the transaction, the Registrant received $2.1 million in cash on closing and will be entitled to receive royalties on sales varying from 15% to 5% for the five years following the closing, with guaranteed minimum annual royalty payments.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

	(a) Not Applicable.

	(b) Not Applicable.

	(c) Exhibits

     99.1* Asset Purchase Agreement by and among the Buyer, the Seller and the Registrant dated as of February 13, 2003.

       99.2  Press release dated February 14, 2003.

* Portions of the exhibit have been omitted pursuant to a request for confidential treatment.



                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    A.P. PHARMA, INC.


Date:  February 28, 2003            By: /S/ Michael O'Connell
       -----------------               ----------------------
                                       Michael P. J. O'Connell,
                                       President and Chief
                                       Executive Officer



                             EXHIBIT INDEX

99.1*    Asset Purchase Agreement by and among the Buyer, the
        Seller and the Registrant dated as of February 13, 2003.
99.2    Press release dated February 14, 2003.

* Portions of the exhibit have been omitted pursuant to a request for confidential treatment.

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